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                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                  May 18, 2000

                               INTER PARFUMS, INC.
             (Exact name of Registrant as specified in its charter)

                         Commission File Number 0-16469
                                                -------


           Delaware                                    13-3275609
----------------------------                           ----------
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                     Identification No.)



                   551 Fifth Avenue, New York, New York 10176
                   ------------------------------------------
                    (Address of Principal Executive Offices)



                                  212.983.2640
                                  -------------
              (Registrant's Telephone number, including area code)



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Item 5.  Other Events.

         Celine, a division of LVMH Moet Hennessy Louis Vuitton S.A. ("LVMH"), and Inter Parfums, S.A., a majority owned, French subsidiary of Inter Parfums, Inc. (the "Company"), have entered into an agreement, whereby Inter Parfums, S.A. was granted the exclusive, world-wide license for the development, manufacturing and distribution of fragrance lines under the Celine brand name (the "License Agreement"). The term of the License Agreement is for eleven (11) years, beginning January 1, 2001, with an optional five (5) year renewal term, which is subject to certain minimum sales requirements, advertising expenditures and royalty payments. LVMH is the beneficial owner of approximately 20% of the outstanding common stock of the Company.

Item 7. Financial Statements and Exhibits

(c) Exhibits

         The following exhibits are filed herewith:

No.     Description

10.76   Celine License Agreement [in French]- to be filed by amendment.

10.76.1 Celine License Agreement [English translation]- to be filed by amendment.
                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: 1 June 2000

                                  Inter Parfums, Inc.

                                  By: /s/ Russell Greenberg
                                     ----------------------------------------
                                  Russell Greenberg, Executive Vice President



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